BlackRock Total Return Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
1/14/2008	Target Corporation	1,250,000,000	650,000

Banc of America Securities LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., Piper Jaffray & Co., Wachovia Capital Markets LLC, Wells Fargo Securities, LLC

1/18/2008	Citigroup Global Markets Inc.	130,000,000	7,500

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Bank of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dain Rauscher Inc., Wells Fargo Securities, LLC

8/28/2007	AT&T Inc	2,000,000,000	475,000

Banc of America Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Mitsubishi UFJ Securities International, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Loop Capital Markets, LLC, Samuel A. Ramirez & Co., Inc., UBS Securities LLC.

9/26/2007	Royal Bank of Scotland	1,600,000	325,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Greenwich Capital Markets, Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Wachovia Capital Markets, LLC
12/6/2007	FNMA	280,000,000	34,150

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

12/18/2008	WACHOVIA CORPORATION	80,000,000	25,000

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Securities, LLC